                                                           EXHIBIT 23.1
INDEPENDENT AUDITORS' CONSENT

We consent to the incorporation by reference in the following Registration Statements of Morgan Stanley, Dean Witter, Discover & Co. (the "Registrant") of our report dated May 31, 1997, with respect to the supplemental consolidated financial statements of the Registrant for fiscal year 1996 (which makes reference to the audit of Morgan Stanley Group Inc. and subsidiaries by other auditors), appearing in this Current Report on Form 8-K of the Registrant to be filed on June 2, 1997:

     Filed on Form S-3:
          Registration Statement No. 33-57202
          Registration Statement No. 33-60734
          Registration Statement No. 33-89748
          Registration Statement No. 33-92172
          Registration Statement No. 333-7947
          Registration Statement No. 333-22409

     Filed on Form S-4:
          Registration Statement No. 333-25003

     Filed on Form S-8:
          Registration Statement No. 33-62374
          Registration Statement No. 33-63024
          Registration Statement No. 33-63026
          Registration Statement No. 33-78038
          Registration Statement No. 33-79516
          Registration Statement No. 33-82240
          Registration Statement No. 33-82242
          Registration Statement No. 33-82244
          Registration Statement No. 333-4212
          Registration Statement No. 333-28141


                                                     /s/ Deloitte & Touche LLP



New York, New York
June 2, 1997